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                                                                    EXHIBIT (23)
                        CONSENT OF KPMG PEAT MARWICK LLP
THE BOARD OF DIRECTORS
First Union Corporation
     We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-42050); Form S-8 (No. 33-47447); Form S-8 (No. 33-51964);
Form S-8 (No. 33-54148); Form S-8 (No. 33-54274); Form S-3 (No. 33-50103); Form
S-8 (33-53103); Form S-8 (33-54739); Form S-8 (33-54905); Form S-3 (33-56927);
Form S-8 (No. 33-60835); Form S-8 (No. 33-62399); Form S-8 (No. 33-62307); Form
S-8 (No. 33-63387); Form S-8 (No. 33-65501); Form S-8 (No. 33-60913) and Form
S-3 (33-61941) of First Union Corporation of (i) our report dated January 11, 1996, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the 1995 Annual Report to Stockholders (Historical Basis) which is incorporated by reference in First Union Corporation's 1995 Form 10-K; and (ii) our report dated January 11, 1996, relating to the supplemental consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1995 and 1994, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the 1995 Supplemental Annual Report to Stockholders which is incorporated by reference in First Union Corporation's 1995 Form 10-K. Each report refers to a change in the method of accounting for investments.
                                         KPMG PEAT MARWICK LLP
Charlotte, North Carolina
March  12, 1996